                        SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          FINGERMATRIX

 ...............................................................................
           (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]    $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)    Title of each class of securities to which transaction applies:

    2)    Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.*

    4)    Proposed maximum aggregate value of transaction:

         *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


    1)    Amount previously paid:

          .....................................................................

    2)    Form, schedule or registration statement no.:

          .....................................................................

    3)    Filing party:

          .....................................................................

    4)    Date Filed:

          .....................................................................

                                    [Logo]
                                 FINGERMATRIX
                             145 PALISADE STREET
                       DOBBS FERRY, NEW YORK 10522-1617 USA
                       TEL: (914) 693-1050  FAX: (914) 693-1752


July 15, 1996


Dear Fellow Shareholder:

You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at the Sunnyside South Meeting room of the Tarrytown Hilton, 455 South Broadway, Tarrytown, New York on Tuesday, August 6, 1996 at 11:00 A.M.

At this meeting, you are being asked to consider and approve the Employee Stock Option Plan and the Directors Stock Option Plan. In addition, directors will be elected and engagement of auditors ratified.

For the reasons set forth in the accompanying proxy statement, which you are urged to read, your Board of Directors unanimously recommends that you vote "YES" for the proposals.

YOUR VOTE IS IMPORTANT. The Board of Directors appreciates and encourages Shareholder participation in the Company's affairs. Whether or not you plan to attend the meeting it is important that your shares be represented. Accordingly, we request you to sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience. Your prompt return of your proxy will save additional solicitation expense and will not affect your right to vote in person in the event you are able to attend the meeting.

Thank you for your cooperation.

Very truly yours,


Thomas T. Harding
President

TTH/cgh

Due to a printing error, Page 1 of the Proxy
Statement refers incorrectly to the date and time of the meeting.

The Notice of Meeting is correct. The meeting date is August 6. 1996 at 11:00 AM.

                              FINGERMATRIX, INC.
                             145 PALISADE STREET
                       DOBBS FERRY, NEW YORK 10522-1617
                             ____________________
                                  NOTICE OF
                       ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD AUGUST 1, 1996
                             ____________________

    Notice is hereby given that the Annual Meeting of Shareholders of Fingermatrix, Inc. (the "Company") will be held on Thursday, August 1, 1996 at 10:00 A.M. at the Tarrytown Hilton, 455 South Broadway, Tarrytown, New York, for the following purposes:

        1. To consider, ratify and approve Employee Stock Option Plan and ratify the options heretofore granted thereunder;
        2. To consider, ratify and approve Stock Option Plan for Non-Employee Directors and ratify the options heretofore granted thereunder;
        3.  To elect five Directors;
        4. To consider and act upon a proposal to ratify the selection of the firm of Farber, Blicht & Eyerman, LLP as the Company's independent public accountants for the fiscal year ending September 30, 1996; and

        5. To transact any other business that may properly come before the meeting or any adjournment thereof.

    Only shareholders of record as of the close of business on June 19, 1996 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

    Shareholders are cordially invited to attend the meeting in person.
Whether or not you plan to attend the meeting, we urge you to execute, date and return the accompanying proxy in the enclosed postage prepaid envelope, in order to assure representation of your shares.

                                    By Order of the Board of Directors,

                                    Gordon R. Molesworth
Dobbs Ferry, N.Y.                        Secretary
July   1, 1996

PLEASE COMPLETE, DATE AND EXECUTE THE ENCLOSED PROXY AND
RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.  NO
     POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES

                                PROXY STATEMENT

   This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fingermatrix, Inc. (the "Company") of proxies in the accompanying form for use at the annual meeting of shareholders ("Annual Meeting of Shareholders") to be held at the Tarrytown Hilton, 455 South Broadway, Tarrytown, New York at 10:00 A.M. on Thursday, August 1, 1996, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any shareholder may revoke his proxy at any time prior to the meeting by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date and, in the event that he attends the meeting, he may, if he so desires, vote in person. All properly executed proxies will be voted at the meeting in accordance with the specifications contained therein. In the absence of specifications to the contrary, the shares will be voted for the nominees for the Board of Directors and for the proposals set forth herein.

   The expense of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain officers and regular employees of the Company may, to a limited extent, solicit proxies personally or by telephone or telegram, without extra compensation. Additionally, arrangements may be made with brokerage firms, custodians, nominees and
fiduciaries to aid in the solicitation of proxies.   The Company will reimburse
such persons for their expenses incurred thereby.

   Only shareholders of record as of the close of business on June 19, 1996 will be entitled to vote at the meeting or any adjournment thereof. On that date, there were outstanding and entitled to vote 7,762,791 shares of Company's common stock, par value $.01 per share, ("Common Stock" or sometimes referred to herein as "New Common Stock"). Holders of shares of Common Stock are entitled to cast one vote for each share held.

   The proxy statement and form of proxy is being first mailed to shareholders on or about July 8, 1996.

   A COPY OF THE COMPANY'S 1995 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS FOR THE YEARS ENDED MAY 31, 1993, SEPTEMBER 30, 1994 AND SEPTEMBER 30, 1995 AND FOR THE FOUR MONTHS ENDED SEPTEMBER 30, 1993 ARE ENCLOSED. NO PART OF SUCH ANNUAL REPORT SHALL BE REGARDED AS PROXY-SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS BEING OR IS TO BE MADE.

                          INTRODUCTORY STATEMENT

   The Company filed a petition for relief under Chapter 11 of the United States Bankruptcy Law ( 11 U.S. Code Sec. 1101 et. seq.) on September 15, 1993, and the then management of the Company with Michael Schiller as Chairman and Chief Executive Officer continued until August 1994, when a Trustee was appointed by order of the United States Bankruptcy Court for the Southern District of New York ("the Bankruptcy Court") with the responsibility of overseeing the management of the Company and to devise a plan of reorganization which would lead the Company to becoming a viable functioning entity. The plan had to have the ability to raise considerable further capital, and at the same time be not only acceptable to the Company's creditors but be acceptable to its shareholders, who had invested in excess of $54,000,000 over a period of seventeen years. In addition, the plan had to make provision to pay approximately $760,000 in administrative costs. Such a plan was crafted by the Trustee and by representatives of the shareholders known as "the Shareholders Alliance" and denominated the "Second Amended Plan of Reorganization dated as of March 10, 1995" ("the Plan"). The creditors and shareholders of the Company voted their approval of the Plan and the Bankruptcy Court confirmed the Plan on March 31, 1995 with the Plan becoming effective April 17, 1995. Copies of the Plan and the Second Amended Disclosure Statement dated as of March 10, 1995 ("Disclosure Statement") were mailed to all known creditors and shareholders of the Company prior to the Bankruptcy Court hearing on the Plan's confirmation for their votes of approval or disapproval. For further terms of the Plan and the underlying circumstances pertaining thereto, the Company's shareholders are referred to their copies of the Plan and the Disclosure Statement. If copies of the Plan and the Disclosure Statement are not available, copies may be obtained from the Company by writing for same.

   The Plan specified the appointment of five directors to serve until the first annual meeting of shareholders. These five directors have been renominated and they now stand for election. Under the heading, below, "ELECTION OF DIRECTORS" are the data pertinent to these directors.

   The Trustee, as part of his managerial responsibilities, removed Michael Schiller as Chairman, Chief Executive Officer and employee of the Company in November 1994. Mr. Michael Schiller had been the principal founder of the Company and from the Company's inception in 1972 until his removal in November 1994, he had been both the technological and administrative head of the Company. See, below, "CERTAIN RELATIONSHIPS AND SPECIAL TRANSACTIONS-SIS Capital Corp. and

Shareholder Alliance".  In December 1994, the Trustee, Hal M.
Hirsch, Esq., appointed Thomas T. Harding to be the President of the Company. The Plan provided for Mr. Harding to continue as President of the Company after the Effective Date for at least one year.

                              Proposal No. 1

                     The Employee Stock Option Plan
                  as adopted by the Board of Directors on
                  July 21, 1995 is ratified and approved
                  with the time for Shareholder approval
                       extended to August 31, 1996.

   The Plan provided, among other matters, for the reservation of 225,000 shares of the Company's Common Stock for an Employee Stock Option Plan ("ESOP") to be adopted by the Company's Board of Directors subsequent to the effective date of the Plan. An ESOP was adopted, but instead of reserving 225,000 shares of Common Stock, the Board of Directors adopted an ESOP which required the reservation of 350,000 shares of Common Stock. There were over 400,000 shares of Common Stock reserved under the Plan for other purposes and other options which were not used or granted, making more than enough shares available under ESOP. The Board of Directors felt that employee stock options are an effective stimulant to employee incentive and morale, and that adding 125,000 shares of Common Stock to ESOP did no violence to the intent of the Plan. The ESOP as adopted by the Board of Directors is the subject of this Proposal No.1 and requires the approval of the shareholders of the Company.

   The ESOP provides for the granting of incentive stock options ("ISO"), non-qualified stock options, or both, which shall be determined by a Compensation Committee made up of non-employee members of the Company's Board of Directors. The prices of the options are to be determined by the Compensation Committee within certain guidelines, namely, for non-qualified stock options, the price per share may not be less than 85% of the "fair market value" on the date of the grant of the option, and for ISOs, the price per share may not be less than 100% of the fair market value of a share on the date of grant (and not less than 110% of the fair market value of a share for an employee who owns more than ten percent of the outstanding securities of the Company. The fair market value is determined by the following criteria which may be applicable: (i) the closing price on the date of grant as reported on a national securities exchange; (ii)if the shares of stock are not listed on a national securities exchange, then the closing price on the date of the grant as reported by the National Association of Securities Dealers Automatic Quotation System ("NASDAQ"); (iii) if the shares are not traded on NASDAQ, then the average of the closing bid and asked prices on the date of the grant as reported in the over-the counter-market; and (iv) and if none of the foregoing are applicable, then by determination of the Compensation Committee.

   Options may be granted by the Compensation Committee up to ten years from July 25, 1995, when the ESOP itself expires. The Compensation Committee also determines the nature of the option (i.e., ISO or non-qualified), the number of shares to be covered by each option and the terms of vesting and exercise of such options. All employees of the Company are eligible. Selection of employees who merit such options is done by the Compensation Committee after receiving recommendations from the President of the Company. The Compensation Committee meets after or before a Board of Directors meeting when required.

   The ESOP contains provisions against dilution of the options granted when, among other circumstances, there are stock splits, stock dividends, reorganization of capital, etc. Exercise of options and vesting are accelerated in cases of merger, sale of the Company, and other events such as death of employee while in employ of the Company, or change in control of management of the Company.

   While the ESOP requires shareholder approval by July 25, 1996, the Company has issued options to some of its employees subject to such shareholder approval. The number of options granted and other terms are set forth below, under the heading "COMPENSATION". Although the shareholder approval will not be obtained by July 25, 1996, passage of Proposal No. 1 by the shareholders will authorize an extension of time for such shareholder approval.

   Copies of the ESOP may be obtained by the shareholders upon request to the Company or examined at the Company's offices.

   The Board of Directors recommend that you vote "Yes" on this proposal.


                              Proposal No. 2

                  The Directors Stock Option Plan as adopted by the Board of Directors on July 21, 1995 is ratified and approved.

   The Plan provided for 125,000 A-Warrants to be issued to each of the non-employee directors on the Effective Date to purchase 125,000 shares of Common Stock at $1 per share. The A-Warrants expired on January 16, 1996 and were identical to the A-Warrants issued under the Plan to creditors, shareholders and other persons. In July 1995, the non-employee directors waived their rights to the A-Warrants, and in lieu thereof adopted a Non-Employee Director Stock Option Plan ("DSOP") conditioned upon the shareholders of the Company approving the DSOP at the next annual shareholders meeting.

   The options to be granted under DSOP are effective for ten years from July 21, 1995. It is not an incentive stock option plan. The options are non-transferable except where the transfer is by will or by laws of intestacy. The non-employee directors who were appointed under the Plan, of which there are four, are the only persons currently eligible to receive such options. They are each entitled to options to purchase 75,000 shares of Common Stock for a total of 300,000 shares, but only options to purchase 37,500 shares were vested on July 21, 1995 in each director. Accordingly, in each of the three years following 1995, options to purchase an additional 12,500 shares shall vest on the anniversary date of July 21st, provided that the director is still in office on each anniversary date. The price for each share is the fair market value of the Common Stock on July 21, 1995, which was $2.375 per share.

   Any new non-employee directors appointed or elected after the July 25, 1995 shall be awarded options to purchase 25,000 shares of Common Stock upon their appointment or election at the fair market value of a share of Common Stock on such date of appointment or election. On each anniversary of the appointment or election of such director, the director is entitled to an option to purchase an additional 12,500 shares of Common Stock at the fair market value existing on such anniversary date up to a maximum of 37,500 shares.

   Fair market value of the options is determined by the Board of Directors of the Company in the same manner as determined by the Compensation Committee with respect to the ESOP.

   The DSOP, like the ESOP, contains provisions against dilution of the options granted when, among other circumstances, there are stock splits, stock dividends, reorganization of capital, etc. Exercise of options and vesting are accelerated in cases of merger, sale of the Company, and other events such as death of a director, or change in control of management of the Company. In the event a director ceases to be a director for any reason other than death or permanent disability, all options shall terminate immediately, except where a director is 65 years old or older, his vested options shall continue to be exercisable for three months after termination.

   Copies of the DSOP may be obtained by the shareholders upon request to the Company or examined at the Company's offices.

   The Board of Directors recommend that you vote "Yes" on this proposal.



                            ELECTION OF DIRECTORS

   The Company is proposing to elect five (5) Directors, each to hold office until the next Annual Meeting of Shareholders or until his successor is duly elected and qualified. The management's nominees for election are Thomas T. Harding, Gordon R. Molesworth, Lewis N. Schiller, Seth M. Lukash, and Fred I. Sonnenfeld, all of whom are presently serving on the Board. It is intended that shares represented by properly executed proxies which contain no instructions to the contrary will be voted for the election of the foregoing five (5) nominees. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the meeting, the proxies will be voted for a substitute nominee or nominees, as the case may be.

   Set forth below is certain information with respect to each nominee. No arrangements, understandings or family relationships exist among any of the nominees herein.

   Thomas T. Harding, age 57, presently, he is President, Chief Executive Officer and Director of the Company. After being a marketing and management consultant to the Trustee of the Company's business and assets in the Chapter 11 bankruptcy proceeding for a short period of several weeks, in December 1994 the Trustee with Bankruptcy Court approval appointed Mr. Harding as president of the Company. From 1979 to 1994, Mr. Harding was a marketing and management consultant to various corporate clients, among them being the Company for the period from 1982 to 1990. Prior to 1979, Mr. Harding was a corporate vice-president and division manager with Perkin-Elmer (1976-1978), and division vice president of Litton Industries, Inc. (1972-1975). Mr. Harding holds a Bachelor of Science Degree in Electronics from the University of Scranton and he did graduate work at George Washington University in engineering administration.

   Gordon R. Molesworth, age 79, presently Secretary and Director. Mr. Molesworth was one of the leaders of the shareholders group who sought the ouster of prior management of the Company and he was instrumental in partially funding the financing of the Company, both after it filed the petition for

Chapter 11 bankruptcy relief and after confirmation of the Plan. He was appointed to the Board of Directors on the grounds that he would be a representative for the shareholders prior to the bankruptcy proceeding, as well as for the new shareholders. He also serves as communications consultant to the Company. He is the President of Molesworth Associates Inc., a communications and public relations consulting company located in Green Valley, Arizona, which has been in existence since 1954. Prior to 1990, Mr. Molesworth through his company had been a consultant to the Company. His company is currently a consultant in marketing and public relations to the Company, and has been such since April 1995 under a written agreement. Mr. Molesworth's company receives $4,000 per month plus expenses for the services it renders to the Company.

   Lewis S. Schiller, age 65, presently a Director. He is the president and chief executive officer of SIS Capital Corp. ("SIS"), the firm which loaned to the Company after it filed for relief under Chapter 11 of the Bankruptcy Law the sum of $1,067,000. By reason of moneys owed to SIS and the lien SIS received on Company's assets until SIS is paid, Mr. Schiller was designated to the Board of Directors. SIS is an affiliate of Consolidated Technologies, Inc., a publicly owned company of which Mr. Schiller is also the chairman and chief executive officer. Mr. Schiller is the brother of Michael Schiller, the former president and chief executive officer of the Company. See, below, "CERTAIN RELATIONSHIPS AND SPECIAL TRANSACTIONS-SIS Capital Corp. and Shareholder Alliance."

   Seth M. Lukash, age 50, presently a Director. He is Chairman and Chief Executive Officer of Tridex Corporation, an electronic equipment manufacturer listed on the NASDAQ stock exchange. Mr. Lukash also serves as a Director for the following organizations - Tanaka Capital Management, Inc., an investment advisory firm located in New York, NY, and Job Direct Inc., an Internet-based recruitment organization located in Greenwich, CT. Mr. Lukash is also the Chairman of the Connecticut Chapter of the American Electronics Association
(AEA). He also is a Board Member of the AEA. He had no connection with the Company prior to his appointment under the Plan in April 1995. Mr. Lukash was designated to be director of the Company under the Plan by reason of his success in managing and operating his own company.

   Fred I. Sonnenfeld, age 68, presently a Director. He is an attorney licensed to practice in the State of New York for over forty years. He is a partner in Sonnenfeld & Richman which is counsel to the Company. Between 1990 and January, 1993, Mr. Sonnenfeld's law firm was general counsel to the Company when his firm resigned such position. Mr. Sonnenfeld was one of three members of the committee for general unsecured creditors, and was designated in the Plan as a director to represent the creditors.

   OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

   Committees

   The By-laws of the Company permit the Board of Directors by a resolution adopted by a majority of its members to create committees for any lawful purpose. In addition the By-laws specify two committees namely an Audit Committee and a Compensation Committee, both of which have been created and are functioning. Presently, there are no other committees. The Audit Committee generally reviews financial matters and it, among other things, supervises accounting procedures, reviews and recommends the engagement of independent auditors, and interviews and reviews appointments of corporate officers. The Audit Committee consists of Messrs. Molesworth, Lukash and Sonnenfeld. The Compensation Committee reviews compensation, including bonuses, stock options, stock purchase plans for officers and employees. While the By-laws permit employees to be on the Compensation Committee, provided they do not constitute a majority, none of the present members are employees of the Company. The Compensation Committee presently consists of Messrs. Schiller, Lukash and Sonnenfeld. It is expected that the current members of the Audit Committee and Compensation Committee will be reappointed following the Annual Meeting of Shareholders.

   During the fiscal year ended September 30 1995, the Board of Directors met four times. The Audit Committee and Compensation Committee each held one meeting. All of the Directors for the fiscal year ended September 30, 1995 have attended all meetings.

                      EXECUTIVE OFFICERS OF THE COMPANY




      Name             Age         Position             Expires*
      ----             ---         --------             -------
Thomas T. Harding      57        President (Chief       7/25/96
                                 Executive Officer)

Gordon R. Molesworth   79        Secretary              7/25/96


   Biographical information concerning each of the two present officers is presented above under heading "ELECTION OF DIRECTORS". Mr. Harding has also served as financial officer of the Company, and he will continue to do so until a full time financial officer is appointed.

-----------
* Officers of the Company will be elected at the Annual Meeting of the Board of Directors immediately following the Annual Meeting of Shareholders, and their term of office will expire one year from said election. Mr. Harding has an employment contract with the Company which runs from year to year expiring on April 17th of each year, unless either the Company or Mr. Harding gives notice of termination at least thirty days prior to the end of each contract year. Accordingly, his employment agreement expires April 17, 1997.


Consultants to the Company

   Molesworth Associates, Inc., an Arizona corporation, of which Mr. Gordon R. Molesworth is President, is a public relations consultant to the Company and it receives pursuant to a written contract $4,000 per month plus expenses for services rendered. The contract is of indefinite duration, but either the Company or Molesworth Associates, Inc., may cancel on sixty days notice to the other.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of June 19, 1996, those individuals known to the Company to be the beneficial owners of more than five percent (5%) of the Common Stock (the only class of voting securities) and the ownership of the directors and officers, individually and as a group. Said table does not include any options or warrants which may be exercisable by the persons designated below, except as noted in the footnotes.


    Title             Name of                   Amount of         % of
  of Class        Beneficial Owner       Beneficial Ownership    Class(1)
  --------        ----------------       --------------------    ------
Common Stock     P.T. Dolak Permei         1,200,000 shs.        15.7(2)

  "     "        City of Tampa Firemen &
                 Policemen Pension Fund      540,120 shs.        7.08

  "     "        Thomas T. Harding           116,237 shs.        1.52(3)

  "     "        Gordon R. Molesworth         48,491 shs.        0.64(4)

  "     "        Lewis S. Schiller                -0-            0.00

  "     "        Seth M. Lukash                   -0-            0.00

-----------------
1    For Messrs. Molesworth, Schiller, Lukash and Sonnenfeld, the shares indicated do not include nonemployee director stock options to purchase 75,000 shares of common stock at $2.375 per share under the Director Stock Option Plan, which is all subject to shareholder approval.

2    On June 1, 1996, P.T. Dolak, Permei purchased an additional 100,000 shares at $1 per share pursuant to a Stock Purchase Areement with the Company made in September, 1995, to purchase a total of 2,000,000 shares of the Common Stock for a total price of $2,000,000. See, below, "CERTAIN RELATIONSHIPS AND
SPECIAL TRANSACTIONS - P.T. Dolak Permei Stock Purchase".

3 Mr. Harding has options to purchase 237,500 shares at $2.375 per share which if all exercised would give him beneficial ownership of approximately 6.4% assuming no other Common Stock were issued beyond the 7,090,347 shares shown as of April 30, 1996.

4    Does not include 376,203 warrants and options to purchase the common stock at varying prices per share, which if exercised would have Mr. Molesworth owning 5% of the Common Stock assuming no other shares were issued beyond the 7,090,347 shares outstanding on April 30, 1996.

  "     "        Fred I. Sonnenfeld           14,500 shs.        0.02

  "     "        All directors and
                 and officers as a           179,228 shs.        2.22
                 as a group (5 persons)


                                COMPENSATION

   The following table sets forth all cash compensation paid by the Company to all of its executive officers who earned compensation in excess of $70,000 (one in number) for the Company's fiscal year ended September 30, 1995. In addition, approximately $147,500 was paid in said fiscal year to two technical managerial employees. As of April 30, 1996, the projected annual payroll for the year ending September 30, 1996 for all full time technical and managerial staff including the salary of the President (at $140,000 per year) is approximately $878,000. Because of the Company's shortage of working capital, it granted in November 1995 in lieu of cash bonuses a total of 19,500 shares of Common Stock to five technical employees who worked on projects for the Company during its bankruptcy proceeding. The market price for said shares at October 1995 per share was $2.375 per share.



      Name of Individual            Capacity in                Cash
      or Number in Group            Which Served            Compensation
      ------------------            ------------            ------------

      Thomas T. Harding            President, Chief           $115,377
                                   Executive Officer


   Mr. Harding has an employment agreement with the Company which commenced on the effective date of the Plan (April 17, 1995) and which continued for one year thereafter. The employment agreement was automatically renewed on April 17, 1996 for one year and will be renewable year after year unless Mr. Harding or the Company gives notice to terminate the employment relationship at least thirty days prior to the annual date of renewal. Accordingly, his present employment agreement expires April 17, 1997. His annual salary under the employment agreement is $140,000. As additional compensation to Mr. Harding, the employment agreement provides that he was to receive by January 31, 1996 115,000 shares of the Common Stock and an option to purchase 237,500 shares of the Common Stock at an exercise price which shall be equal to the "bid" price at the close of business on July 21, 1995 ($2 3/8 per share) in accordance with the Employee Stock Option Plan and which will expire July 20, 2005.

The bid price for the Common Stock on January 5, 1996 when Mr. Harding received the 115,000 shares was $1.875 per share for a total value of $215,625. The Common Stock and the options were in discharge of options contemplated to be granted under the Plan to Mr. Harding. Mr. Harding is reimbursed for all reasonable and necessary expenses which he incurs in the performance of his duties. The Registrant paid him in July 1995 the sum of $7,000 for relocating himself and his family to the New York City area. Apart from the right to participate as an employee in whatever employee benefit plans the Registrant shall afford to its employees, Mr. Harding receives no other benefits and compensation other than those set forth above.

   Officers of the Company who serve as Directors do not receive any compensation as Directors. Until the Company generates revenues from its operations, the non-employee Directors are waiving any compensation and have agreed to accept the non-employee director stock options described in Proposal 2 in lieu thereof.

   During the fiscal year ended September 30, 1995 and for the fiscal year ending September 30, 1996, the Company has no other arrangements with its Directors.


Employee Stock Option Plan.

   Reference is made to Proposal 1. The Compensation Committee considers factors such as an employee's duties and potential contributions to the success of the Company in determining the award of Incentive Options.

   Assuming that Proposal No. 1 shall be adopted by the Company's shareholders, the following table sets forth information as to the Employee Stock Options granted and outstanding during the fiscal year ended September 30, 1995 and for the seven month period ended April 30, 1996 to (i) all executive officers of the Company (one in number) and (ii) all managerial employees (five in number) earning over $60,000 as a group:


Name of Individual              Exercise Price   Number    Expiration
or Number in Group     Date        per Share     Granted      Date
------------------     ----     --------------   -------   -----------

Thomas T. Harding     7/21/95       $2.375       237,500    7/21/2005

All managerial      varying   from  $1.75 low     38,500    7/21/2005
employees         dates from  to   $2.375 high
                  7/21/95 to
                  4/11/96


Directors Stock Option Plan

   Reference is made to Proposal No. 2 above as to the terms and conditions applicable to the non-employee director stock options under the Director Stock Option Plan ("DSOP"). Assuming that Proposal No. 2 is approved by the Company's shareholders, each of the five present directors shall have the vested right to purchase 37,500 shares of Common Stock of the Company under the DSOP immediately after the Annual Shareholder Meeting with the date of grant for all options under DSOP being July 21, 1995 and the option exercise price being $2.375 per share. Assuming each of the five present directors are re-elected, options to purchase another 12,500 shares shall be vested and available for exercise on or after July 21, 1996, 1997 and 1998. In totality, after July 21, 1998, each of the five present directors shall have options to purchase 75,000 shares of the Company's common stock (assuming they remain directors at least to said date) which options will expire on July 21, 2005, unless sooner terminated upon their ceasing to be directors of the Company.

Selection of Independent Auditors

   The Board of Directors recommends that Farber Blicht & Eyerman, LLP, certified public accountants, be re-appointed as independent auditors for the fiscal year ending September 30, 1996. This accounting firm was appointed in November 1995 by the Board of Directors after considerable search as independent auditors, not only for the year ended September 30, 1995, but for the prior fiscal years ended May 31. 1993, September 30, 1994 and the four-month period ended September 30, 1993. By reason of the considerable research which this firm has done, it has acquired a knowledge and experience which the Company should utilize in the current fiscal year.


                CERTAIN RELATIONSHIPS AND SPECIAL TRANSACTIONS

SIS Capital Corp. and Shareholder Alliance

   Commencing two or three months before the Company filed its petition for relief under Chapter 11 of the Bankruptcy Law and continuing after the filing of the petition, moneys were loaned at various times to the Company by SIS Capital Corp.

("SIS") so that the Company could continue to function. Shortly after the filing of its petition in September 1993, a court order was entered to permit such funding of the Company by SIS up to a designated sum. In November 1994, another application was made authorizing the Company to receive borrowed funds from SIS. From the filing date until November 1994, the Company's day to day operation was conducted by the founder, president and chief executive officer of Registrant, Michael Schiller ("M.Schiller"). SIS was and is a wholly owned subsidiary of Consolidated Technologies Group, Ltd., a public company whose chairman and chief executive officer was and is Lewis N. Schiller ("L.N. Schiller"), the brother of M. Schiller.

   In the Spring of 1993, a group of shareholders of the Company ("Shareholders Alliance")22 united to seek the ouster of M. Schiller from his positions of Chairman, President and Chief Executive Officer of the Company on the ground that he caused the Company to consume over fifty million dollars in capital over a period of seventeen years without having developed a single system or product capable of generating regular and sustained income. At that time, M. Schiller, whether because he wanted to protect himself from being ousted (as claimed by the Shareholder Alliance) or to raise money for the Company (as contended by M. Schiller), caused the Company in the Summer of 1993 to issue to himself 12,250,000 shares for a consideration considerably below the market price. As a result, the Shareholder Alliance brought a lawsuit against Michael Schiller in the United States District Court for the Southern District of New York requiring him to restore the shares to the Company, which M. Schiller did do in January 1994.

   Notwithstanding that the Company had filed for protection under Chapter 11 of the Bankruptcy Law, the Shareholder Alliance continued its efforts to seek the removal of M. Schiller, on the alleged grounds, among others, that M. Schiller had diverted funds of the Company, that he was not capable of successfully reorganizing the Company, and that they, the Shareholder Alliance, could raise additional capital for the Company from the existing shareholders only if M. Schiller were not in charge of management. Their efforts succeeded and a Trustee, Hal M. Hirsch, was appointed to oversee M. Schiller's management on August 15, 1994 and in November, 1994, the Trustee removed M. Schiller as President and Chief Executive Officer.

   The contest between M. Schiller and SIS on one side, and the Shareholder Alliance on the other side created difficulties in securing financing for the Company. This was due

--------------
18 Among the persons instrumental in forming the Shareholder Alliance was Gordon R. Molesworth.

to the positions taken by the contesting parties.  The
Shareholder Alliance would not have its investors contribute capital to the Company until M. Schiller was removed from management, and, if M. Schiller were removed, SIS would cease its funding of the day to day operation of the Company, which could cause the Company's Chapter 11 proceeding to be converted to a Chapter 7 proceeding requiring the Company to be liquidated and dissolved.

   The Second Amended Plan of Reorganization dated as of March 10, 1995 and confirmed on March 31, 1995 by the Bankruptcy Court ("the Plan") resolved this problem by the Shareholder Alliance and its three representatives, Messrs. Gordon R. Molesworth, Daniel Storr, and Orval Riessen, being given the first opportunity to raise the necessary funding to reorganize the Company and enable it to develop and to market viable products under management acceptable to the Shareholder Alliance. This was done by having the members of the initial Board of Directors who were acceptable to the Shareholders Alliance specified in the Plan. In order to secure the acquiescence of SIS to the initial Board of Directors one of the persons designated as a director was one who would represent the interest of SIS. The general unsecured creditors were also given one representative. Pending the efforts of the initial Board of Directors to successfully develop and market viable products, SIS' contributions to the Company of $1,067,000 post-petition would be repaid from such financing as the Shareholder Alliance was able to raise and from the Company revenues. To secure SIS' repayment of its contribution, a first lien on all of the Company's assets was granted to SIS under the Plan. If, however, the management designated in the Plan were not able to repay in full SIS's contributions with interest, SIS had the right to either take over control of management of the Company or foreclose upon the assets of the Company. Thus, if SIS replaced the management with its own designees, it would be given the second opportunity to develop and market the Company's products.

Discharge of SIS First Lien on Assets of Company.

   Pursuant to the Plan, SIS received a first lien on all of the Company's assets in April 1995. Although legally not obliged to do so, on June 7, 1996, SIS waived and discharged its lien on the assets of the Company, and SIS is now only a general creditor of the Company to the extent of the moneys owed to it under the Plan. According to SIS's Chairman and CEO, L.S. Schiller, SIS did so waive and discharge its lien in order to demonstrate its confidence in the Company and in deference to the moneys which have been invested in Company since the confirmation of the Plan in April 1995. As a result of this discharge of SIS's lien, all of the assets of the Company are held by the

Company free and clear of any liens, mortgages or other secured interests of third parties.

   Of the principal sum of $1,067,000 owed to SIS under the Plan, as of April 30, 1996, there is owed $417,000 plus interest currently at 8% per annum. Two payments remain to be paid in October, 1996, and April, 1997, in the sums of $200,000 and $217,000, respectively.

Issuance of Shares to Preferred Shareholders.

   The holders of the Series B Preferred Shares under the Plan, were erroneously treated as if they were holders of shares of Old Common Stock ($.02 par value), and therefore entitled to the same ratio of exchange of Old Common Stock for New Common Stock ($.01 par value) as the holders of Old Common Stock would receive. Actually, the Series B shareholders had a right to convert one share of Series B to five shares of Old Common Stock. When this error was discovered subsequent to the effective date of the Plan, proceedings were brought before the Bankruptcy Court to correct the Plan, but the Bankruptcy Court refused to do so. Once the Plan was confirmed and effective, this error was a problem to be handled by the Board of Directors of the Company. As a result of threatened lawsuits by the holders of the Series B preferred and in consideration of settlement of the claims of the Series B Preferred, in October of 1995, the Board of Directors authorized the issuance of additional shares of New Common Stock based upon the Series B Preferred being converted into Old Common Stock at the rate of one share of Series B for five shares of Old Common Stock. The shares of New Common Stock were obtained from the shares authorized under the Plan for issuance, but which were never issued. As a result, the Series B Preferred holders received approximately an additional 151,600 shares of New Common Stock having an approximate aggregate par value of $1,516.


                      VOTE REQUIRED AND OTHER BUSINESS

   Directors will be elected by a plurality of the votes cast at the meeting by holders of shares of Common Stock entitled to vote. The affirmative vote of a majority of the votes entitled to be cast at the meeting by holders of Common Stock shall be required to approve: Proposal No. 1 and Proposal No. 2 and the proposal to ratify the selection of Farber, Blicht & Eyerman as the Company's independent public accountants.

   A representative of Farber, Blicht & Eyerman, the Company's independent auditors for the year ended September 30, 1995, is expected to be in attendance at the annual meeting and he will respond to any questions shareholders may have.

   The Board of Directors knows of no other business that will be presented at the meeting. If any other business properly comes before the meeting, the proxies named in the accompanying form of proxy are authorized to vote in accordance with their best judgments on such business.


                              PROXIES REVOCABLE

   All proxies delivered pursuant to this solicitation are revocable at the option of the persons executing the same prior to exercise. If not revoked, the shares represented thereby will be voted at the meeting as directed by the shareholders. If no directions are given, the proxies will be voted "FOR" the proposal to approve the Employee Stock Option Plan, the proposal to approve the Director's Stock Option Plan, the election of the five designated Directors and the appointment of the auditors as set forth herein.


                    SUBMISSION OF SHAREHOLDER PROPOSALS
                          FOR NEXT ANNUAL MEETING

   Proposals of shareholders of the Company intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to the next Annual Meeting no later than December 31, 1996.


                    MATERIAL INCORPORATED BY REFERENCE

   The financial statements and notes thereto as reported by Farber, Blicht & Eyerman, LLP for the yeasr ended May 31, 1993, September 30, 1994 and September 30, 1995 and for the four-month period ended September 30, 1993 and the Management's Discussion and Analysis of Financial Condition and Results of Operation as contained in the accompanying Annual Report to Shareholders are incorporated herein by reference.


                        By Order of the Board of Directors,


                           Gordon R. Molesworth
                              Secretary

                             FINGERMATRIX, INC.

                 Common Stock Proxy for 1996 Annual Meeting
                        Solicited on Behalf of
                        The Board of Directors

The undersigned hereby appoints THOMAS T. HARDING and GORDON R. MOLESWORTH, or any one of them, each with the power of substitution, proxies to vote all shares of Common Stock which the undersigned would possess if personally present at the Annual Meeting of Shareholders (including all adjournments thereof) of Fingermatrix, Inc. (the "Company"), to be held at 10:00 A.M. on August 1, 1996 at the Tarrytown Hilton, 455 South Broadway, Tarrytown,
New York.

     Shareholders are requested to date and sign this Proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States of America.

The Board of Directors recommends a vote "YES" for each of the items listed below. Unless otherwise specified the vote represented by this Proxy will be cast YES for Proposals No. 1 and No. 2 and for the election of all the Directors nominated by the Board of Trustees and for the selection of the Independent Auditors of the Company for the fiscal year ending September 30, 1996.

Proposal No. 1: Employee Stock Option Plan      YES [  ]        NO [  ]

Proposal No. 2: Director Stock Option Plan      YES [  ]        NO [  ]

Election of Directors

Nominees: Thomas T. Harding, Gordon R. Molesworth, Lewis S. Schiller, Seth M. Lukash, Fred I. Sonnenfeld

                  (Mark only one box.)

            YES [  ] for all Nominees
            NO  [  ] for all Nominees
            YES [  ] for all Nominees except the following nominees, if any:



Ratification of the Selection of Farber, Blicht & Eyerman, LLP as Auditors for the Company YES [ ] NO [ ]

Upon such other business as may proerly come before the meeting.

PLEASE SIGN HERE as your name appears in this Proxy. For joint account, each joint owner should sign. When signing as attorney, executor,, administrator, trustee guardian or other fiduciary, please give full title. If the signer is a corporation, sign full corporate name by by duly authorized officer.

-----------------------------------------------------------------------------
Date                           Signature of Shareholder

Name and Address of Shareholder:                         Number of Shares: